Exhibit 99.2

Gamesys Group plc

Unaudited Interim Condensed Consolidated Financial Statements

[in pounds sterling, except where otherwise noted]

For the Six Months Ended 30 June 2021

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Six months ended 30 June 2021 (£m)		Six months ended 30 June 2020 (£m)
Revenue[4]	398.8		340.0

Costs and expenses
Distribution costs[4,5]	221.2		181.3
Administrative costs[5]	114.7		107.1
Impairment of financial assets[4]	–		3.0
Severance costs[4]	0.8		–
Transaction related costs[4]	21.9		2.8
Foreign exchange (gain)/loss[4]	(2.7)		6.2
Total costs and expenses	355.9		300.4

Interest income[6]	(0.2)		(0.2)
Interest expense[6]	10.1		12.6
Accretion on financial liabilities[6]	0.6		0.5
Total financing expenses	10.5		12.9

Net income for the period before taxes	32.4		26.7

Tax expense[4,7]	18.4		3.4

Net income for the period attributable to owners of the parent	14.0		23.3

Other comprehensive income/(loss): Items that will or may be reclassified to profit or loss in subsequent periods
Foreign currency translation gain/(loss) on retranslation of foreign subsidiaries	3.6		(6.2)
Unrealised (loss)/gain on currency swap[16]	(4.2)		4.4
Unrealised gain/(loss) on interest rate swap[16]	0.3		(1.5)
Other comprehensive loss for the period	(0.3)		(3.3)

Total comprehensive income for the period attributable to owners of the parent	13.7		20.0

Net income for the period per share
Basic[8]	12.8	p	21.4	p
Diluted[8]	12.7	p	21.4	p

See accompanying notes

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	As at 30 June 2021 (£m)	As at 31 December 2020 (£m)
ASSETS

Non-current assets
Tangible assets[11]	10.5	8.9
Intangible assets[12]	373.0	407.6
Goodwill[12]	524.0	526.2
Right-of-use assets[17]	20.8	21.9
Deferred tax assets[7]	14.2	9.9
Other long-term receivables[13,21]	12.0	5.1
Total non-current assets	954.5	979.6

Current assets
Cash[14,21,24]	253.7	212.6
Player deposits[14,21]	27.6	29.6
Trade and other receivables[15,21]	42.6	39.9
Taxes receivable	0.5	3.8
Total current assets	324.4	285.9

Total assets	1,278.9	1,265.5

LIABILITIES AND EQUITY

Current liabilities
Accounts payable and accrued liabilities[18,21]	106.5	98.6
Transaction related payables[21]	18.3	0.3
Current portion of currency and interest rate swap payable[10,16,21]	7.2	3.7
Current portion of lease liabilities[10,17,21]	6.3	6.1
Interest payable[10,21]	2.2	1.9
Payable to players[21]	27.6	29.6
Taxes payable	26.5	16.9
Total current liabilities	194.6	157.1

Non-current liabilities
Other long-term payables[10,16,21,22]	12.1	13.1
Provisions[19]	5.6	6.8
Lease liabilities[10,17,21]	15.5	16.6
Deferred tax liabilities[7]	52.4	44.4
Long-term debt[10,20,21]	494.2	508.1
Total non-current liabilities	579.8	589.0

Total liabilities	774.4	746.1

Equity
Retained earnings	230.4	246.3
Share capital[23]	11.0	11.0
Share premium	11.4	8.9
Other reserves	251.7	253.2
Total equity	504.5	519.4

Total liabilities and equity	1,278.9	1,265.5

See accompanying notes

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Share Capital (£m)	Share Premium (£m)	Merger Reserve (£m)	Share-based Payment Reserve (£m)	Translation Reserve (£m)	Hedge Reserve (£m)	Retained Earnings (£m)	Total (£m)
Balance at 1 January 2020	10.9	4.7	234.5	10.1	25.4	(11.6)	190.8	464.8

Comprehensive income/(loss) for the period:
Net income for the period	–	–	–	–	–	–	23.3	23.3
Other comprehensive (loss)/income	–	–	–	–	(6.2)	2.9	–	(3.3)
Total comprehensive (loss)/income for the period	–	–	–	–	(6.2)	2.9	23.3	20.0

Contributions by and distributions to shareholders:
Exercise of options	–	0.5	–	(0.1)	–	–	0.1	0.5
Payment of long-term incentive plan	–	–	–	(0.4)	–	–	–	(0.4)
Share-based compensation	–	–	–	1.2	–	–	–	1.2
Total contributions by and distributions to shareholders	–	0.5	–	0.7	–	–	0.1	1.3

Balance at 30 June 2020	10.9	5.2	234.5	10.8	19.2	(8.7)	214.2	486.1

Balance at 1 January 2021	11.0	8.9	234.5	12.0	17.9	(11.2)	246.3	519.4

Comprehensive income/(loss) for the period:
Net income for the period	–	–	–	–	–	–	14.0	14.0
Other comprehensive income/(loss)	–	–	–	–	3.6	(3.9)	–	(0.3)
Total comprehensive income/(loss) for the period	–	–	–	–	3.6	(3.9)	14.0	13.7

Contributions by and distributions to shareholders:
Shareholder dividends[23]	–	–	–	–	–	–	(30.7)	(30.7)
Exercise of options[23]	–	2.5	–	(0.8)	–	–	0.8	2.5
Purchase of shares to satisfy employee incentive obligations[23]	–	–	–	(1.6)	–	–	–	(1.6)
Share-based compensation[23]	–	–	–	1.2	–	–	–	1.2
Total contributions by and distributions to shareholders	–	2.5	–	(1.2)	–	–	(29.9)	(28.6)

Balance at 30 June 2021	11.0	11.4	234.5	10.8	21.5	(15.1)	230.4	504.5

See accompanying notes

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended 30 June 2021 (£m)	Six months ended 30 June 2020 (£m)
Operating activities
Cash generated from operations[24]	105.5	106.9
Income taxes paid	(5.2)	(5.8)
Income taxes received	3.2	–
Total cash provided by operating activities	103.5	101.1

Financing activities
Proceeds from exercise of options[23]	2.5	0.5
Payment of long-term incentive plan	–	(0.4)
Debt issuance and repricing costs[10,20]	–	(0.3)
Principal payments made on long-term debt[10,20]	–	(40.0)
Purchase of shares to satisfy employee incentive obligations[23]	(1.6)	–
Lease payments[10,17]	(3.1)	(2.8)
Repayment of non-compete liability[10]	–	(4.7)
Interest and swap payments[10]	(10.5)	(13.4)
Payment of shareholder dividends[23]	(30.7)	–
Total cash used in financing activities	(43.4)	(61.1)

Investing activities
Purchase of tangible assets[11]	(3.6)	(1.3)
Purchase of intangible assets[12]	(10.3)	(7.6)
Total cash used in investing activities	(13.9)	(8.9)

Net increase in cash during the period	46.2	31.1
Cash, beginning of period	212.6	100.3
Exchange (loss)/gain on cash and cash equivalents	(5.1)	4.6
Cash, end of period	253.7	136.0

See accompanying notes

SUPPLEMENTARY NOTES FOR THE SIX MONTHS ENDED 30 JUNE 2021

1.	Corporate information

Gamesys Group plc is an online gaming holding company that was incorporated under the Companies Act 2006 (England and Wales) on 29 July 2016. Gamesys Group plc’s registered office is located at 10 Piccadilly, London, United Kingdom. Unless the context requires otherwise, use of ‘Group’ in these accompanying notes means Gamesys Group plc and its subsidiaries, as applicable.

The Group currently offers bingo, casino and other games to its players using the Jackpotjoy, Megaways Casino, Botemania, Virgin Games, Heart Bingo, Virgin Casino, Monopoly Casino, Rainbow Riches Casino, Vera&John, InterCasino and VIP Casino brands. All brands operate off proprietary software owned by the Group.

On 24 March 2021, the boards of the Group and Bally’s Corporation (‘Bally’s’) announced a possible combination and on 13 April 2021, the Group announced agreement of definitive terms by which it will combine with Bally’s (the ‘Bally’s Combination’). Pursuant to the Bally’s Combination, Bally’s and Premier Entertainment Sub, LLC (an indirect wholly-owned subsidiary of Bally's) would acquire the entire issued and to be issued ordinary share capital of the Group. Under the terms of the Bally’s Combination, each shareholder of the Group will be entitled to receive 1,850p in cash for each ordinary share of the Group. Bally’s will also make available a share alternative, pursuant to which Gamesys shareholders may elect to receive Bally’s shares in lieu of part or all of the cash consideration to which they would otherwise be entitled under the terms of the Bally’s Combination. Under the share alternative, for each ordinary share of the Group, shareholders will be entitled to 0.343 of Bally’s shares.

On 30 June 2021, shareholders of the Group and Bally’s voted in favour of the Bally’s Combination.

These Unaudited Interim Condensed Consolidated Financial Statements were authorised for issue by the Board of Directors of Gamesys Group plc on 10 August 2021.

2.	Basis of preparation

Basis of presentation

These Unaudited Interim Condensed Consolidated Financial Statements have been prepared by management on a going concern basis, are presented in compliance with UK-adopted International Accounting Standard 34 – Interim Financial Reporting and have been prepared on a basis consistent with the accounting policies and methods used and disclosed in Gamesys Group plc’s consolidated financial statements for the year ended 31 December 2020 (the ‘Annual Financial Statements’), except for the adoption of new and amended standards as described in note 3. Certain information and disclosures normally included in the Annual Financial Statements prepared in accordance with International Financial Reporting Standards (‘IFRS’) as issued by the International Accounting Standards Board (‘IASB’) have been omitted or condensed.

These Unaudited Interim Condensed Consolidated Financial Statements should be read in conjunction with the Annual Financial Statements. All defined terms used herein are consistent with those terms as defined in the Annual Financial Statements.

The comparative financial information for the year ended 31 December 2020 in these Unaudited Interim Condensed Consolidated Financial Statements does not constitute statutory accounts for that year. The auditors’ report on the statutory accounts for the year ended 31 December 2020 was unqualified, did not draw attention to any matters by way of emphasis, and did not contain a statement under sections 498(2) or 498(3) of the Companies Act 2006.

These Unaudited Interim Condensed Consolidated Financial Statements have been prepared under the historical cost convention, other than for the measurement at fair value of the Group’s Interest Rate Swap, Currency Swap and certain loans receivable.

3.	Significant accounting policies

For a description of the Group’s significant accounting policies, significant accounting estimates and assumptions, and related information see notes 3 and 4 to the Annual Financial Statements. Other than what is described below, there have been no changes to the Group’s significant accounting policies or significant accounting estimates and assumptions during the six months ended 30 June 2021.

Accrued liabilities

Management has exercised judgement in applying the Group’s accounting policies to the recognition of transaction related costs attributable to work performed during the six months ended 30 June 2021 in relation to the Bally’s Combination and has recognised certain expenses in line with IAS 37 – Provisions, Contingent Liabilities and Contingent Assets. Judgement was exercised principally in assessing the probability of the transaction completing and the likelihood that certain costs will be incurred. As a result, certain liabilities have been recognised accordingly in these Unaudited Interim Condensed Consolidated Financial Statements

IBOR Reform – Phase 2 and its effects on financial reporting

The Group has adopted amendments to the below standards in response to the interest rate benchmark reform – phase 2 (the ‘IBOR Reform – Phase 2’) issued in August 2020:

•	IFRS 9 – Financial Instruments;
•	IAS 39 – Financial Instruments: Recognition and Measurement;
•	IFRS 7 – Financial Instruments: Disclosures; and
•	IFRS 16 – Leases

In accordance with the transition provisions, the amendments have been adopted retrospectively to hedging relationships and financial instruments. These amendments did not have a material effect on the Group’s current or comparative periods, consequently comparative amounts have not been restated, and there was no impact on the current period opening reserves amounts on adoption.

4.	Segment information

The Group has a single operating segment, being online gaming. The online gaming segment consists of online bingo and casino operating results of the Jackpotjoy, Megaways Casino, Virgin Games, Heart Bingo, Botemania, Rainbow Riches Casino, Virgin Casino, Monopoly Casino, Vera&John, InterCasino and VIP Casino brands, as well as the Group’s B2B operations.

The following tables present selected financial results for online gaming and the unallocated corporate costs.

Six months ended 30 June 2021:

	Online gaming (£m)	Unallocated corporate costs (£m)	Total (£m)
Revenue	398.8	—	398.8

Distribution costs	221.2	—	221.2
Amortisation and depreciation	48.0	0.3	48.3
Compensation, professional, general and administrative expenses	57.6	8.8	66.4
Severance costs	0.8	—	0.8
Transaction related costs	—	21.9	21.9
Foreign exchange loss/(gain)	0.7	(3.4)	(2.7)
Financing, net	0.5	10.0	10.5
Income/(loss) for the period before taxes	70.0	(37.6)	32.4
Tax expense	18.3	0.1	18.4
Net income/(loss) for the period after taxes	51.7	(37.7)	14.0

Net income/(loss) for the period after taxes	51.7	(37.7)	14.0
Interest expense, net	0.5	9.4	9.9
Accretion on financial liabilities	—	0.6	0.6
Tax expense	18.3	0.1	18.4
Amortisation and depreciation	48.0	0.3	48.3
EBITDA	118.5	(27.3)	91.2
Severance costs	0.8	—	0.8
Recovery of one-off tax charges	(0.9)	—	(0.9)
Transaction related costs	—	21.9	21.9
Foreign exchange loss/(gain)	0.7	(3.4)	(2.7)
Adjusted EBITDA	119.1	(8.8)	110.3

Net income/(loss) for the period after taxes	51.7	(37.7)	14.0
Severance costs	0.8	—	0.8
Recovery of one-off tax charges	(0.9)	—	(0.9)
Transaction related costs	—	21.9	21.9
Foreign exchange loss/(gain)	0.7	(3.4)	(2.7)
Amortisation of acquisition related purchase price intangibles	39.9	—	39.9
Accretion on financial liabilities	—	0.6	0.6
Deferred tax on purchase price intangibles	8.0	—	8.0
Adjusted net income/(loss)	100.2	(18.6)	81.6

Six months ended 30 June 2020:

	Online gaming (£m)	Unallocated corporate costs (£m)	Total (£m)
Revenue	340.0	—	340.0

Distribution costs	181.3	—	181.3
Amortisation and depreciation	46.1	0.3	46.4
Compensation, professional, general and administrative expenses	52.2	8.5	60.7
Impairment of financial assets	3.0	—	3.0
Transaction related costs	—	2.8	2.8
Foreign exchange loss	0.7	5.5	6.2
Financing, net	0.5	12.4	12.9
Income/(loss) for the period before taxes	56.2	(29.5)	26.7
Tax expense	3.3	0.1	3.4
Net income/(loss) for the period after taxes	52.9	(29.6)	23.3

Net income/(loss) for the period after taxes	52.9	(29.6)	23.3
Interest expense, net	0.5	11.9	12.4
Accretion on financial liabilities	—	0.5	0.5
Tax expense	3.3	0.1	3.4
Amortisation and depreciation	46.1	0.3	46.4
EBITDA	102.8	(16.8)	86.0
Transaction related costs	—	2.8	2.8
Foreign exchange loss	0.7	5.5	6.2
Adjusted EBITDA	103.5	(8.5)	95.0

Net income/(loss) for the period after taxes	52.9	(29.6)	23.3
Transaction related costs	—	2.8	2.8
Foreign exchange loss	0.7	5.5	6.2
Amortisation of acquisition related purchase price intangibles	38.5	—	38.5
Accretion on financial liabilities	—	0.5	0.5
Deferred tax on purchase price intangibles	(3.2)	—	(3.2)
Adjusted net income/(loss)	88.9	(20.8)	68.1

During the six months ended 30 June 2021, revenue was earned from players situated in the following locations: United Kingdom – 60% (six months ended 30 June 2020 – 58%), Japan – 28% (six months ended 30 June 2020 – 25%), rest of Europe – 6% (six months ended 30 June 2020 – 10%), rest of world – 6% (six months ended 30 June 2020 – 7%).

During the six months ended 30 June 2021, the Group’s B2B revenue comprised 4% (six months ended 30 June 2020 – 4%) of the Group’s total revenues, with the remaining portion being revenues earned from Net Gaming Revenue operations.

Non-current assets by geographical location as at 30 June 2021 were as follows: Europe £99.8 million (31 December 2020 – £98.8 million), Americas £5.0 million (31 December 2020 – £6.1 million) and United Kingdom £849.7 million (31 December 2020 – £874.7 million). £25.2 million of the movement in non-current assets relates to the Group’s online gaming segment, with the remainder relating to unallocated corporate costs.

5.	Costs and expenses

	Six months ended 30 June 2021 (£m)	Six months ended 30 June 2020 (£m)
Distribution costs:
Selling and marketing	87.4	69.0
Licensing fees	36.9	30.1
Gaming taxes	57.4	52.5
Processing fees	39.5	29.7
	221.2	181.3

Administrative costs:
Compensation and benefits	50.4	45.0
Professional fees	4.2	3.3
General and administrative	11.8	12.4
Tangible asset depreciation	4.6	4.2
Intangible asset amortisation	43.7	42.2
	114.7	107.1

6.	Interest income/expense

	Six months ended 30 June 2021 (£m)	Six months ended 30 June 2020 (£m)
Total interest income	0.2	0.2

Interest accrued and paid on long-term debt	9.3	11.6
Interest accrued and paid on cash balances	0.2	—
Fair value adjustment on secured convertible loan	(0.2)	0.2
Interest accrued on deferred consideration	0.3	0.3
Interest accrued and paid on lease liabilities	0.5	0.5
Total interest expense	10.1	12.6

Debt issue costs and accretion recognised on long-term debt	0.6	0.5
Total accretion on financial liabilities	0.6	0.5

7.	Taxes and deferred taxes

	Six months ended 30 June 2021 (£m)	Six months ended 30 June 2020 (£m)
UK	4.5	4.9
Foreign jurisdictions	10.6	4.2
Adjustments for prior periods	(0.1)	1.7
Current tax expense	15.0	10.8

Tax effect of temporary differences	(4.6)	(4.2)
Origination and reversal of temporary differences related to business combinations	8.0	(3.2)
Deferred tax expense/(credit)	3.4	(7.4)

Total tax expense	18.4	3.4

The difference between the actual tax charge for the period and the standard rate of corporation tax in the United Kingdom applied to profits for the period as follows:

	Six months ended 30 June 2021 (£m)	Six months ended 30 June 2020 (£m)
Profit for the period before taxes	32.4	26.7
Tax using Gamesys Group plc’s domestic tax rate of 19% (2020 – 19%)	6.2	5.1
Adjusted for effects of:
Enactment of new tax rate of 25%	11.6	—
Non-deductible expenses	10.0	5.9
Different tax rates applied in foreign jurisdictions	(10.6)	(14.6)
Non-capital loss for which no tax benefit has been recorded	1.3	5.1
Adjustments for prior periods	(0.1)	1.7
Utilisation of brought forward losses not previously recognised as an asset	(0.2)	0.2
Other differences	0.2	—
Total tax expense	18.4	3.4

As at 30 June 2021, tax payable and receivable balances consist primarily of taxes related to the 2018, 2019, 2020 and 2021 fiscal years.

As at 30 June 2021, the Group has tax losses amounting to £9.5 million (as at 31 December 2020 – £4.5 million) for which no deferred tax asset has been recognised due to reduced certainty over the existence of future taxable profits in the affected subsidiaries.

	Deferred tax assets (£m)	Deferred tax liabilities (£m)
Balance, 1 January 2020	—	53.2
Deferred tax on purchase price intangibles: reversal of temporary differences	—	(8.7)
Transfer from current taxes receivable	7.2	—
Temporary differences: intangible assets	1.7	—
Accrued tax rebates	4.8	—
Transfer to current taxes receivable	(3.8)	—
Foreign exchange translation	—	(0.1)
Balance, 31 December 2020	9.9	44.4
Deferred tax on purchase price intangibles: reversal of temporary differences	—	(3.6)
Deferred tax on purchase price intangibles: impact of tax rate change	—	11.6
Temporary differences: intangible assets	(0.8)	—
Accrued tax rebates	5.4	—
Foreign exchange translation	(0.3)	—
Balance, 30 June 2021	14.2	52.4

Deferred tax assets relate to differences in timing of distribution of taxed profits through intercompany dividend declarations (£13.6 million) and other temporary differences (£0.6 million). Deferred tax liabilities relate exclusively to balances arising on business combinations.

8.	Earnings per share

	Six months ended 30 June 2021 (£m)		Six months ended 30 June 2020 (£m)
Numerator:
Net income attributable to owners of the parent – basic	14.0		23.3
Net income attributable to owners of the parent – diluted	14.0		23.3

Denominator:
Weighted average number of shares outstanding – basic (#)	109.5		108.7
Weighted average effect of dilutive share options and warrants (#)	0.5		0.1
Weighted average number of shares outstanding – diluted (#)	110.0		108.8

Net income per share1,2:
Basic	12.8	p	21.4	p
Diluted	12.7	p	21.4	p

1Basic net income per share is calculated by dividing the net income by the weighted average number of shares outstanding during the period.

2Diluted net income per share is calculated by dividing the net income by the weighted average number of shares outstanding during the period and adjusted for the number of potentially dilutive share options, warrants and contingently issuable instruments.

9.	Related party transactions

Compensation of key management

Key management is comprised of officers and members of management of the Group. Key management personnel compensation for services rendered is as follows:

	Six months ended 30 June 2021 (£m)	Six months ended 30 June 2020 (£m)
Salaries and bonuses	3.8	4.2
Pension and other post-employment benefit costs	0.1	0.1
Share-based compensation	0.5	0.6
	4.4	4.9

10.	Liabilities arising from financing activities

	Long-term debt (£m)	Interest payable (£m)	Non-compete clauses (£m)	Interest rate swap liability (£m)	Currency swap liability (£m)	Deferred consideration (£m)	Lease liabilities (£m)	Total (£m)
Balance, 1 January 2020	530.3	1.0	4.7	1.1	9.3	10.0	22.7	579.1
Cash flows	(40.3)	(21.8)	(4.7)	(0.9)	(2.3)	—	(5.9)	(75.9)
Non-cash flows
Fair value adjustments	—	—	—	1.6	(2.0)	—	—	(0.4)
Interest expense	—	22.9	—	—	—	—	1.2	24.1
Lease liabilities recognised	—	—	—	—	—	—	4.6	4.6
Accretion	1.2	—	—	—	—	—	—	1.2
Foreign exchange translation	16.9	(0.2)	—	—	—	—	0.1	16.8
Balance, 31 December 2020	508.1	1.9	—	1.8	5.0	10.0	22.7	549.5
Cash flows	—	(9.1)	—	(0.4)	(1.0)	—	(3.1)	(13.6)
Non-cash flows
Fair value adjustments	—	—	—	(0.3)	4.2	—	—	3.9
Interest expense	—	9.6	—	—	—	—	0.5	10.1
Lease liabilities recognised	—	—	—	—	—	—	1.7	1.7
Accretion	0.6	—	—	—	—	—	—	0.6
Foreign exchange translation	(14.5)	(0.2)	—	—	—	—	—	(14.7)
Balance, 30 June 2021	494.2	2.2	—	1.1	8.2	10.0	21.8	537.5

11.	Tangible assets

As at 30 June 2021

	Fixtures and fittings (£m)	Hardware and equipment (£m)	Total (£m)
Cost
Balance, 1 January 2021	8.0	7.3	15.3
Additions	0.8	2.8	3.6
Foreign exchange translation	—	(0.1)	(0.1)
Balance, 30 June 2021	8.8	10.0	18.8

Accumulated depreciation
Balance, 1 January 2021	1.9	4.5	6.4
Depreciation	0.6	1.3	1.9
Balance, 30 June 2021	2.5	5.8	8.3

Carrying value
Balance, 30 June 2021	6.3	4.2	10.5

As at 31 December 2020

	Fixtures and fittings (£m)	Hardware and equipment (£m)	Total (£m)
Cost
Balance, 1 January 2020	7.2	5.5	12.7
Additions	1.0	1.8	2.8
Disposals	(0.1)	(0.2)	(0.3)
Foreign exchange translation	(0.1)	0.2	0.1
Balance, 31 December 2020	8.0	7.3	15.3

Accumulated depreciation
Balance, 1 January 2020	0.8	2.4	3.2
Depreciation	1.2	2.3	3.5
Disposals	(0.1)	(0.1)	(0.2)
Foreign exchange translation	—	(0.1)	(0.1)
Balance, 31 December 2020	1.9	4.5	6.4

Carrying value
Balance, 31 December 2020	6.1	2.8	8.9

12.	Intangible assets and goodwill

As at 30 June 2021

	Player relationships (£m)	Software (£m)	Brand (£m)	Partnership agreements (£m)	Goodwill (£m)	Total (£m)
Cost
Balance, 1 January 2021	516.2	142.0	68.5	17.8	545.7	1,290.2
Additions	—	10.3	—	—	—	10.3
Foreign exchange translation	(1.0)	(2.3)	(0.5)	(0.2)	(2.6)	(6.6)
Balance, 30 June 2021	515.2	150.0	68.0	17.6	543.1	1,293.9

Accumulated amortisation/impairment
Balance, 1 January 2021	262.0	38.7	20.0	16.2	19.5	356.4
Amortisation	35.3	5.7	1.7	1.0	—	43.7
Foreign exchange translation	(1.0)	(1.5)	(0.1)	(0.2)	(0.4)	(3.2)
Balance, 30 June 2021	296.3	42.9	21.6	17.0	19.1	396.9

Carrying value
Balance, 30 June 2021	218.9	107.1	46.4	0.6	524.0	897.0

As at 31 December 2020

	Player relationships (£m)	Software (£m)	Brand (£m)	Partnership agreements (£m)	Goodwill (£m)	Total (£m)
Cost
Balance, 1 January 2020	515.0	123.0	68.2	17.5	544.4	1,268.1
Additions	—	16.8	—	—	—	16.8
Foreign exchange translation	1.2	2.2	0.3	0.3	1.3	5.3
Balance, 31 December 2020	516.2	142.0	68.5	17.8	545.7	1,290.2

Accumulated amortisation/impairment
Balance, 1 January 2020	188.4	25.6	16.5	8.7	20.2	259.4
Amortisation	72.4	12.0	3.4	3.4	—	91.2
Impairment[1]	—	—	—	4.1	—	4.1
Foreign exchange translation	1.2	1.1	0.1	—	(0.7)	1.7
Balance, 31 December 2020	262.0	38.7	20.0	16.2	19.5	356.4

Carrying value
Balance, 31 December 2020	254.2	103.3	48.5	1.6	526.2	933.8

1During the year ended 31 December 2020, the Group concluded that a number of its purchase price partnership agreements have either expired or have been terminated. As a result, the Group recognised a £4.1 million impairment for the unamortised portion of the relevant contracts.

13.	Other long-term receivables

	As at 30 June 2021 (£m)	As at 31 December 2020 (£m)
Secured convertible loan	4.1	3.9
Long-term loan receivable (net of ECL provision discussed in note 15)	1.0	1.0
Long-term prepayment	6.9	0.2
	12.0	5.1

14.	Cash, restricted cash and player deposits

	As at 30 June 2021 (£m)	As at 31 December 2020 (£m)
Cash	253.7	212.6

Player deposits – restricted cash[1]	27.6	29.6

1Player deposits – restricted cash consists of cash held by the Group in relation to amounts payable to players.

15.	Trade and other receivables

	As at 30 June 2021 (£m)	As at 31 December 2020 (£m)
Trade receivables	9.9	8.4
Due from payment service providers (‘PSPs’)	20.1	20.4
Prepaid expenses	12.5	12.4
Sales tax receivable	6.1	4.7
Other receivables	3.2	3.5
ECL on above balances	(9.2)	(9.5)
	42.6	39.9

The following table summarises the movement of the Group’s expected credit loss provision on trade and other receivables:

(£m)
Balance, 1 January 2020	4.5
ECL on certain balances held with PSPs	5.0
Balance, 31 December 2020	9.5
ECL on certain balances held with PSPs	—
Foreign exchange translation	(0.3)
Balance, 30 June 2021	9.2

The following table summarises the Group’s expected credit loss on its trade and other receivables and other long-term receivables as at 30 June 2021:

	0-30 days (£m)	31-60 days (£m)	61-90 days (£m)	90 days + (£m)	Total (£m)
Trade and other receivables	0.2	0.2	—	0.7	1.1
Other long-term receivables (note 13)	—	—	—	0.2	0.2
	0.2	0.2	—	0.9	1.3

The following table summarises the Group’s expected credit loss on its trade and other receivables and other long-term receivables as at 31 December 2020:

	0-30 days (£m)	31-60 days (£m)	61-90 days (£m)	90 days + (£m)	Total (£m)
Trade and other receivables	0.1	—	0.1	0.7	0.9
Other long-term receivables (note 13)	—	—	—	0.4	0.4
	0.1	—	0.1	1.1	1.3

16.	Currency swap and interest rate swap

Currency swap

The Group considers there to be a clear economic relationship between the EUR Term Facility and the Currency Swap. Due to the consistency in key terms between the EUR Term Facility and the Currency Swap agreement, the Group has not experienced any notable hedge ineffectiveness.

As at 30 June 2021, the fair value of the Currency Swap was a £8.2 million payable (31 December 2020 – £5.0 million). The Group has included £6.5 million of this amount in current liabilities (31 December 2020 – £2.9 million), with the remaining balance included in other long-term payables, as discussed in note 22. For the six months ended 30 June 2021, the Group recognised a loss of £4.2 million in other comprehensive income (six months ended 30 June 2020 – gain of £4.4 million).

(£m)
Balance, 1 January 2020	9.3
Currency Swap payments	(2.3)
FVOCI	(2.0)
Balance, 31 December 2020	5.0
Currency Swap payments	(1.0)
FVOCI	4.2
Balance, 30 June 2021	8.2

As at 30 June 2021, the Currency Swap references EURIBOR and has not yet transitioned to ESTR or an alternative interest rate benchmark. Phase 1 of the IBOR Reform has been applied to the hedging relationship in the context of IFRS 9, IAS 39 and IFRS 7.

Interest rate swap

The Group considers there to be a clear economic relationship between the GBP Term Facility and the Interest Rate Swap. Due to the consistency in key terms between the GBP Term Facility and the Interest Rate Swap agreement, the Group has not experienced any notable hedge ineffectiveness.

As at 30 June 2021, the fair value of the Interest Rate Swap was a £1.1 million payable (31 December 2020 – £1.8 million). The Group has included £0.7 million of this payable in current liabilities (31 December 2020 – £0.8 million), with the value of the remaining balance included in other long-term payables, as discussed in note 22. For the six months ended 30 June 2021, the Group recognised a gain of £0.3 million in other comprehensive income (six months ended 30 June 2020 – loss of £1.5 million).

(£m)
Balance, 1 January 2020	1.1
Interest Rate Swap payments	(0.9)
FVOCI	1.6
Balance, 31 December 2020	1.8
Interest Rate Swap payments	(0.4)
FVOCI	(0.3)
Balance, 30 June 2021	1.1

As at 30 June 2021, the Interest Rate Swap references GBP LIBOR and has not yet transitioned to SONIA or an alternative interest rate benchmark. Phase 1 of the IBOR Reform has been applied to the hedging relationship in the context of IFRS 9, IAS 39 and IFRS 7.

17.	Leases

The Group’s leasing activity consists solely of leases of property. As at 30 June 2021, the carrying value of the right-of-use assets amounted to £20.8 million and the carrying value of lease liabilities amounted to £21.8 million, with £6.3 million (31 December 2020 – £6.1 million) of this balance shown in current liabilities and the remaining portion of £15.5 million (31 December 2020 – £16.6 million) reflected under non-current liabilities.

Right-of-use assets

(£m)
Balance, 1 January 2020	22.2
Additions	4.2
Depreciation	(5.3)
Effect of modification of lease terms	0.4
Foreign exchange translation	0.4
Balance, 31 December 2020	21.9
Additions	1.4
Depreciation	(2.7)
Effect of modification of lease terms	0.3
Foreign exchange translation	(0.1)
Balance, 30 June 2021	20.8

Lease liabilities

The lease liabilities balances were calculated using an incremental borrowing rate range of 2.0 – 5.0%.

(£m)
Balance, 1 January 2020	22.7
Additions	4.2
Interest expense	1.2
Effect of modification of lease terms	0.4
Lease payments	(5.9)
Foreign exchange translation	0.1
Balance, 31 December 2020	22.7
Additions	1.4
Interest expense	0.5
Effect of modification of lease terms	0.3
Lease payments	(3.1)
Balance, 30 June 2021	21.8

18.	Accounts payable and accrued liabilities

	As at 30 June 2021 (£m)	As at 31 December 2020 (£m)
Trade payables	15.5	12.2
Accruals	58.3	52.3
Gaming taxes, social security and other taxes	32.7	34.1
	106.5	98.6

19.	Provisions

(£m)
Balance, 1 January 2020	9.8
Transfer to taxes payable	(3.8)
Release of provisions in the year	(6.0)
Provisions in the year	6.8
Balance, 31 December 2020	6.8
Release of provisions in the period	(0.9)
Foreign exchange translation	(0.3)
Balance, 30 June 2021	5.6

20. Long-term debt

	EUR Term Facility (£m)	GBP Term Facility (£m)	Total (£m)
Balance, 1 January 2020	282.9	247.4	530.3
Accretion[1]	0.7	0.5	1.2
Repayment	—	(40.0)	(40.0)
Debt repricing costs	—	(0.3)	(0.3)
Foreign exchange translation	16.9	—	16.9
Balance, 31 December 2020	300.5	207.6	508.1
Accretion[1]	0.3	0.3	0.6
Foreign exchange translation	(14.5)	—	(14.5)
Balance, 30 June 2021	286.3	207.9	494.2

Current portion	—	—	—
Non-current portion	286.3	207.9	494.2

1Effective interest rates are as follows: EUR Term Facility – 3.51% (2020 – 3.51%), GBP Term Facility – 4.56% (2020 – 4.56%).

21.	Financial instruments

Financial assets

	Financial assets as subsequently measured at amortised cost
	As at 30 June 2021 (£m)	As at 31 December 2020 (£m)
Cash	253.7	212.6
Player deposits	27.6	29.6
Trade and other receivables	24.0	22.8
Other long-term receivables	1.0	1.0
	306.3	266.0

Financial liabilities

	Financial liabilities as subsequently measured at amortised cost
	As at 30 June 2021 (£m)	As at 31 December 2020 (£m)
Accounts payable and accrued liabilities	73.8	64.5
Transaction related payables	18.3	0.3
Interest payable	2.2	1.9
Payable to players	27.6	29.6
Deferred consideration payable	10.0	10.0
Lease liabilities	21.8	22.7
Long-term debt	494.2	508.1
	647.9	637.1

The carrying values of the financial assets and liabilities noted above approximate their fair values.

Other financial instruments

	Financial instruments at fair value – assets/(liabilities)
	As at 30 June 2021 (£m)	As at 31 December 2020 (£m)
Interest Rate Swap – through other comprehensive income	(1.1)	(1.8)
Currency Swap – through other comprehensive income	(8.2)	(5.0)
Other long-term receivables – through profit or loss	4.1	3.9
	(5.2)	(2.9)

Fair value hierarchy

All of the Group’s financial instruments carried at fair value are classified in level 2 of the hierarchy as at 30 June 2021 and 31 December 2020.

The Currency Swap and Interest Rate Swap balances represent the fair values of expected cash flows under their respective agreements. Counterparty valuation reports are used as the basis of fair values of these instruments.

Other long-term receivables represent the fair value of the loan receivable from Gaming Realms. The key inputs into the fair value estimation of this balance include the share price of Gaming Realms on the date of cash transfer, a 1.5-year risk-free interest rate of 0.2131%, and an estimated share price return volatility rate of Gaming Realms of 76.0%.

22.	Other long-term payables

	As at 30 June 2021 (£m)	As at 31 December 2020 (£m)
Deferred consideration payable	10.0	10.0
Interest Rate Swap (note 16)	0.4	1.0
Currency Swap (note 16)	1.7	2.1
	12.1	13.1

23.	Share capital

	Ordinary shares of 10p
	(£m)	(#)

Balance, 1 January 2020	10.9	108,665,248
Exercise of options	0.1	630,000
Issue of shares under the G MINE SIP	—	27,066
Balance, 31 December 2020	11.0	109,322,314
Exercise of options	—	367,666
Issue of shares under the G MINE SIP	—	28,539
Balance, 30 June 2021	11.0	109,718,519

Ordinary shares

During the six months ended 30 June 2021, Gamesys Group plc did not issue any additional ordinary shares, except as described below. The issued share capital is fully paid up.

Dividends

During the six months ended 30 June 2021, Gamesys Group plc declared and paid a final dividend for the year ended 31 December 2020 of 28.0p per share amounting to a total dividend of £30.7 million (six months ended 30 June 2020 – £nil).

Share options

Share options (#)
Balance, 1 January 2020	1,591,852
Exercised	(630,000)
Expired	(587,186)
Balance, 31 December 2020	374,666
Exercised	(367,666)
Balance, 30 June 2021	7,000

Long-term incentive plan

On 25 May 2021, Gamesys Group plc granted additional equity-settled awards over ordinary shares of Gamesys Group plc under the Group’s long-term incentive plan (‘LTIP5’). The awards will (i) vest on the date on which the remuneration committee determines the extent to which the performance conditions (as described below) have been satisfied and (ii) are subject to a holding period of two years beginning on the vesting date. At 30 June 2021, the number of ordinary shares that may be allotted under the Group’s LTIP5 awards is 320,827.

The performance condition as it applies to 50% of each LTIP5 award is based on the Group's total shareholder return compared with the total shareholder return of the companies constituting Gamesys’ peer group over three years commencing on 1 January 2021.

The performance condition as it applies to another 25% of each LTIP5 award is based on the Group's total shareholder return compared with the total shareholder return of the companies constituting the Financial Times Stock Exchange 250 index (excluding investment trusts and financial services companies) over three years commencing on 1 January 2021.

The performance condition as it applies to the remaining 25% of the award is based on the compound annual growth rate (‘CAGR’) of the Group’s earnings per share (‘EPS’) over a three year period commencing on 1 January 2021 and vests as to 25% if the EPS CAGR equals 5.0%, between 25% and 100% (on a straight-line basis) if final year EPS CAGR is more than 5.0% but less than 14.0%, and 100% if final year EPS CAGR is 14.0% or more.

During the six months ended 30 June 2021, the Group recorded £1.1 million (six months ended 30 June 2020 – £1.2 million) in share-based compensation expense relating to its long-term incentive plans with a corresponding increase in share-based payment reserve.

Employee share incentive plan

During the six months ended 30 June 2021, the Group recorded £0.1 million (six months ended 30 June 2020 – £nil) in share-based compensation expense relating to its G MINE SIP with a corresponding increase in share-based payment reserve.

Additionally, during the six months ended 30 June 2021, the Group made a cash payment of £1.6 million (six months ended 30 June 2020 – £nil) to acquire the Group’s ordinary shares to be distributed to its employee base to satisfy the Group’s obligation in respect of the one-time employee incentive, as discussed in the Annual Financial Statements.

24.	Cash generated from operations

The following table provides a reconciliation of net income for the period to cash generated from operations:

	Six months ended 30 June 2021 (£m)	Six months ended 30 June 2020 (£m)
Net income for the period	14.0	23.3
Adjustments for:
Share-based compensation expense	1.2	1.2
Amortisation and depreciation	48.3	46.4
Tax expense	18.4	3.4
Interest expense, net	10.5	12.9
Foreign exchange (gain)/loss	(2.7)	6.2
Restriction of cash balances	—	2.3
Increase in trade and other receivables	(3.6)	(2.6)
(Increase)/reduction in other long-term receivables	(6.9)	0.2
Increase in accounts payable and accrued liabilities	9.2	14.1
Increase/(reduction) in transaction related payables	18.0	(0.5)
Reduction in provisions	(0.9)	—
Cash generated from operations	105.5	106.9

25. Contingent liabilities

Indirect taxation

Gamesys Group plc subsidiaries may be subject to indirect taxation on transactions, including those that have been treated as exempt supplies of gambling, or on supplies that have been zero rated where legislation provides that the services are received or used and enjoyed in the country where the service provider is located. Revenue earned from players located in any particular jurisdiction may give rise to further taxes in that jurisdiction for example, by way of gaming taxes levied on the Group’s revenue. If such taxes are levied, either on the basis of current law or the current practice of any tax authority, or by reason of a change in the law or practice, then this may have a material adverse effect on the amount of tax payable by the Group or on its financial position.

Where it is considered probable that a previously identified contingent liability will give rise to an actual outflow of funds, then a provision is made in respect of the relevant jurisdiction and period impacted. Where the likelihood of a liability arising is considered less than probable the contingency is not recognised as a liability at the balance sheet date.

Regulatory

As the Group operates real money gaming activities through various gambling licenses, compliant anti-money laundering, anti-terrorism, safer gambling, fraud detection, risk management and other regulatory policies, procedures, and controls to mitigate and effectively manage these risks must be maintained. If the Group fails to do so, enforcement action by gambling regulators, or other governmental agencies or private action by affected third parties could occur. Enforcement actions could include financial penalties or regulatory settlements, public warnings, the imposition of special operating conditions, and the suspension or revocation of gambling licenses. At any given point in time, the Group's operating practices are typically under review by one or more regulatory authorities whose ongoing reporting of findings will often be outstanding and as such the outcomes can be uncertain.

Where it is considered probable that a previously identified contingent liability will give rise to an actual outflow of funds, then a provision is made in respect of the relevant jurisdiction and period impacted. Such provision is recorded when three criteria are met: (1) a present obligation from a past event exists, (2) it is probable that an outflow of resources will be required to settle the obligation, and (3) a reliable estimate can be made. Where these three criteria are not met, no liability is recognised on the balance sheet date. At 30 June 2021, the Company has not recognised any such provision (31 December 2020 – £nil).

26.	Subsequent events

On 30 July 2021, the Group voluntarily made the second paydown of £100.0 million towards its GBP Term Facility.

On 9 August 2021, the Board has approved and declared an interim dividend for the year ending 31 December 2021 of 15.0p per ordinary share in the Group. The interim dividend will be paid on 15 October 2021 provided that the Bally's Combination is not completed by 9 September 2021.